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                                                                    EXHIBIT 99.2



July 21, 2004



Dr. Eslick Daniel, Chairman of the Board
Community First, Inc. and
Community First Bank and Trust
501 South James M. Campbell Boulevard
P.O. Box 1037
Columbia, TN 38402-1037

Dear Dr. Daniel:

         Effective this date, I am tendering my resignation as a member of the Boards of Directors of both Community First, Inc. and Community First Bank and Trust. Recent actions by the Board, with which I disagree, have made this action necessary for me. I continue to wish the Bank much success.

                                                     Sincerely,


                                                     /s/ J.R. Sloan

                                                     J.R. Sloan